EXHIBIT 10.10.5.1

111 Eighth Avenue, 10th Floor New York, NY 10011 212/683-0001

DOUBLECLICK MASTER SERVICES AGREEMENT

Company:	Ask Jeeves, Inc.	Contact:	Ali Jafari
Name:		Name:
and	5858 Horton Street, Suite 350	Fax:
Address:	Emeryville, CA 94608	E-Mail:	ajafari@askjeeves.com
Payment		Contact:	Jen Tao
Address, if		Name:
Different:		Fax:
		E-Mail:	jtao@askjeeves.com

Web site(s) URL: www.askjeeves.com, www.ask.com,
and other web sites owned or managed by Ask Jeeves, Inc.

Master Effective Date: February 27, 2004

Contact for Notices Hereunder:
Attn: General Counsel

This DoubleClick Master Services Agreement (the “Agreement”) is by and between DoubleClick Inc. and Ask Jeeves, Inc., (“Company” or “You”). For good and valuable consideration, the receipt of which is acknowledged by each party, the parties agree as follows:

1. Services. DoubleClick shall provide various services (the “Service(s)”) to Company according to written attachments to this Agreement upon which the parties may agree from time to time (each, an “Attachment”). Each Attachment, which incorporates this Agreement by reference, shall contain additional terms and conditions that are specific to the Service that is the subject of such Attachment. Each Attachment shall specify which of the Web site(s) listed above (collectively, the “Web Site”), if any, are covered by such Attachment. The term “Service(s)” as used in this Agreement shall be deemed to include all Services set forth in Attachments hereto. A current list of Services offered by DoubleClick includes, without limitation, the following: DART for Publishers, DART for Advertisers/Agencies, DARTmail, SiteAdvance, Boomerang, Site Directory, DART Enterprise, Unitymail, Ensemble and MediaVisor. DoubleClick may offer additional Services from time to time as such additional Services are developed. An Attachment to this Agreement will not be binding unless it is executed by both parties. In the event Company has an existing agreement(s) with DoubleClick for a particular DoubleClick service which agreement(s) is not superceded by an Attachment to this Agreement for such Service (a “Pre-Existing Agreement”), such Pre-Existing Agreement shall be supplemental to this Agreement and shall remain in full force and effect to govern the particular relationship between the parties as set forth in such Pre-Existing Agreement.

2. Payment. Unless otherwise stated in an Attachment for a particular Service, Company shall pay DoubleClick the fees set forth in the applicable Attachments for such Services within thirty (30) days after Company’s receipt of an invoice from DoubleClick. Notwithstanding any provisions in the Agreement or Attachments to the contrary, DoubleClick’s obligations hereunder are conditioned upon Company’s fulfillment of its payment obligations to DoubleClick. All fees hereunder shall be denominated in U.S. dollars and shall be paid by Company check, or by

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement

other means expressly agreed to in writing by DoubleClick. Company shall also be responsible for and shall pay any applicable sales, use or other taxes or duties, tariffs or the like applicable to provision of the Services (except for taxes on DoubleClick’s income). All payments hereunder shall be made without deduction for withholding taxes. Late payments by Company will be subject to late fees at the rate of one and one half percent (1.5%) per month, or, if lower, the maximum rate allowed by law. If Company fails to pay fees invoiced by DoubleClick within (i) five (5) business days following the payment due date, DoubleClick shall have the right to suspend access to the user interface to the applicable Service(s) without notice to Company provided that DoubleClick has provided Company with five (5) days prior written notice of such suspension and notified Company of such nonpayment in writing, there is no dispute about the fees, and Company has failed to pay the undisputed amounts, and (ii) thirty (30) days following the payment due date, DoubleClick shall have the right to suspend performance of the applicable Service(s) without notice to Company provided that DoubleClick has provided Company with five (5) days prior written notice of such suspension. The access and/or Service(s) shall not be reinstated until Company pays all such overdue amounts and an additional reinstatement fee of $3,000. If Company disputes the terms of an invoice in good faith, Company must raise such dispute with DoubleClick within sixty (60) days of its receipt of such invoice or Company’s right to dispute such invoice shall be waived. At no time may Company withhold payment of fees that are not subject to a good faith dispute between the parties. In addition, Company agrees to pay reasonable attorneys’ fees and/or reasonable collection costs incurred by DoubleClick in collecting any past due undisputed amounts from Company.

3. Proprietary Rights and Restrictions. The parties agree that (a) Company shall retain all proprietary rights in and to the Web Site(s), its business and trademarks and (b) DoubleClick retains all proprietary rights in and to all of DoubleClick’s intellectual property, including but not limited to the DART and DARTmail technology, any Services provided hereunder (including all software, source codes, modifications, updates and enhancements thereof or any other aspect of the Services), the name “DoubleClick” or any derivatives thereof, and any other trademarks and logos which are owned or controlled by DoubleClick and made available to Company through the Service or otherwise. No implied licenses are granted herein, and Company may not use any Service except pursuant to the limited rights expressly granted in this Agreement and Attachments hereto.

4. Term. Unless earlier terminated in accordance with the termination rights set forth in this Agreement, the term of each Attachment shall be as set forth in the applicable Attachment. This Agreement shall commence as of the Master Effective Date, and remain in effect until all Attachments hereto have terminated, unless terminated earlier in accordance with the termination rights set forth in this Agreement (the “Term”).

5. Termination. At any time during the Term, a party shall have the right to terminate an Attachment (i) thirty (30) days after the other party’s receipt of notice that such party is in material breach of any of the terms or conditions set forth in such Attachment, unless such party cures such breach within said thirty (30) day period or the non-breaching party withdraws its notice of termination, (ii) immediately upon notice by a party if the other party (a) is adjudged insolvent or bankrupt, (b) institutes or has instituted against it any proceeding seeking relief, reorganization or arrangement under any laws relating to insolvency (and, in the case of any such proceeding instituted against it, the proceeding is not dismissed within sixty (60) days after filing), (c) makes any assignment for the benefit of creditors, (d) appoints a receiver, liquidator or trustee of any of its property or assets, or (e) liquidates, dissolves or winds up its business, or (iii) immediately upon DoubleClick’s notice to Company of DoubleClick’s reasonable determination that Company is using a Service in such a manner that could damage or cause injury to the Service. In the event of any termination of an Attachment, Company shall promptly pay all amounts due and owing and undisputed (subject to the time limit set forth in Article 2 hereof) to DoubleClick pursuant to such Attachment. Company shall also immediately cease all use of and remove all Tags from the Web Site. For the purposes of this Agreement, “Tag” shall mean any HTML code provided by DoubleClick and incorporated into the Web Site. Notwithstanding any termination or expiration of this Agreement or an Attachment, any provisions of this Agreement or an Attachment that by their nature are intended to survive, shall survive termination.

6. Representations and Warranties. Each party warrants and represents at all times that (i) it has the right and full power and authority to enter into this Agreement and each Attachment, and (ii) it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or formation.

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement

7. Indemnification. Company agrees to indemnify and hold DoubleClick and its officers, directors, employees and agents (each a “DoubleClick Indemnitee”) harmless from and against any and all third party claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reimbursement for reasonable attorneys’ fees and disbursements incurred by a DoubleClick Indemnitee in any action between Company and the DoubleClick Indemnitee, or between the DoubleClick Indemnitee and any third party or otherwise) arising out of or in connection with (i) the breach of any of Company’s representations, warranties or obligations set forth in this Agreement and each Attachment, or (ii) a claim that the Company Materials (as defined below) infringe the copyright, trademark, servicemark or U.S. patent issued as of the Effective Date of a third party (such claim, an “IP Claim”). “Company Materials” means the Web Site(s), any creative, software, data or other materials provided by Company, and the operation or results produced by any of the foregoing.

Company’s indemnity obligations with respect to an IP Claim shall not apply to claims arising from (a) DoubleClick’s use of the Company Materials to the extent such use constitutes a violation of this Agreement (or an Attachment) or is contrary to any instructions provided by Company to DoubleClick, or (b) modifications to the Company Materials requested by DoubleClick.

If any Company Materials become, or in Company’s opinion are likely to become, the subject of any such claim or action, then, Company, at its sole option and expense may either: (i) procure for DoubleClick the right to continue using the Company Materials as contemplated hereunder; (ii) modify the Company Materials to render same non-infringing (provided such modification does not adversely affect DoubleClick’s use as contemplated hereunder); or (iii) replace the Company Materials with equally suitable, functionally equivalent, compatible, non-infringing software. If none of the foregoing are commercially practicable with Company having used all reasonable efforts, then DoubleClick shall have the right to terminate the applicable Attachment(s). Company’s indemnification obligations set forth in this Section 7 shall be DoubleClick’s sole and exclusive remedy for an IP Claim with respect to the Company Materials.

DoubleClick agrees to indemnify and hold Company and its officers, directors, employees and agents (each a “Company Indemnitee”) harmless from and against any and all third party claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, reimbursement for reasonable attorneys’ fees and disbursements incurred by a Company Indemnitee in any action between the Company Indemnitee and any third party) arising out of or in connection with (i) the breach of any of DoubleClick’s representations or warranties set forth in this Agreement and each Attachment, or (ii) a claim that the DoubleClick Software (defined below) infringes the copyright, trademark, servicemark or U.S. patent issued as of the Effective Date of a third party (such claim, an “IP Claim”). “DoubleClick Software” means the software that DoubleClick uses to implement the Services provided to Company under this Agreement.

DoubleClick’s indemnity obligations with respect to an IP Claim shall not apply to claims arising from (a) Company’s use of the DoubleClick Software or Services to the extent such use constitutes a violation of this Agreement (or an Attachment) or is contrary to any instructions provided by DoubleClick to Company, (b) the combination, operation, or use of the DoubleClick Software with any product or service not provided by or through DoubleClick; or (c) modifications to the DoubleClick Software or Services requested by Company.

If any DoubleClick Software becomes, or in DoubleClick’s opinion are likely to become, the subject of any such claim or action, then, DoubleClick, at its sole option and expense may either: (i) procure for Company the right to continue using the DoubleClick Software as contemplated hereunder; (ii) modify the DoubleClick Software to render same non-infringing (provided such modification does not adversely affect Company’s use as contemplated hereunder); or (iii) replace the DoubleClick Software with equally suitable, functionally equivalent, compatible, non-infringing software. If none of the foregoing are commercially practicable with DoubleClick having used all reasonable efforts, then Company shall have the right to terminate the applicable Attachment(s). DoubleClick’s indemnification obligations set forth in this Section 7 shall be Company’s sole and exclusive remedy for an IP Claim with respect to the DoubleClick Software.

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement

The indemnification obligations set forth in this Section 7 hereof are contingent upon the following conditions: (i) DoubleClick or Company, as the case may be (the “Indemnified Party”) must promptly notify the Company or DoubleClick as the case may be (the “Indemnifying Party”) in writing of the third party claim or action (however, failure of the Indemnified Party to so promptly notify the Indemnifying Party will not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent it has been damaged thereby); (ii) the DoubleClick Indemnitee or the Company Indemnitee, as the case may be, and the Indemnified Party will reasonably cooperate with the Indemnifying Party in the defense of the matter; and (iii) the Indemnifying Party will have primary control of the defense of the action and negotiations for its settlement and compromise; provided, however, that the Indemnified Party may, at its own cost, obtain separate counsel to represent its interests.

8. Disclaimer and Limitation and Exclusion of Liability. EXCEPT AS EXPRESSLY PROVIDED ABOVE OR IN AN ATTACHMENT, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICES HEREUNDER FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. DOUBLECLICK SHALL NOT BE LIABLE FOR ANY ADVERTISERS WHOSE ADVERTISING APPEARS ON THE SERVICE, NOR THE CONTENTS OF ANY ADVERTISING, NOR SHALL DOUBLECLICK BE LIABLE FOR ANY LOSS, COST, DAMAGE OR EXPENSE OR LIABILITY (INCLUDING COUNSEL FEES) INCURRED BY COMPANY IN CONNECTION WITH COMPANY’S PARTICIPATION IN THE SERVICE, NOR SHALL DOUBLECLICK HAVE ANY OBLIGATION TO REVIEW THE CONTENT OF ANY ADVERTISING SERVED THROUGH THE APPLICABLE SERVICE. EXCEPT AS OTHERWISE EXPLICITLY STATED IN THIS AGREEMENT AND IN ANY ATTACHMENT TO THIS AGREEMENT, DOUBLECLICK SHALL NOT BE LIABLE TO COMPANY OR ANY THIRD PARTY FOR ANY UNAVAILABILITY OR INOPERABILITY OF THE SERVICES, TELECOMMUNICATIONS SYSTEMS OR THE INTERNET, TECHNICAL MALFUNCTION, COMPUTER ERROR, CORRUPTION OR LOSS OF INFORMATION, OR OTHER INJURY, DAMAGE OR DISRUPTION OF ANY KINDIN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, OR LOSS OF BUSINESS OPPORTUNITY, EVEN IF SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. EACH PARTY’S MAXIMUM AGGREGATE LIABILITY FOR EACH ATTACHMENT SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY COMPANY TO DOUBLECLICK UNDER SUCH ATTACHMENT DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE FIRST DATE ON WHICH THE LIABILITY AROSE; PROVIDED, HOWEVER, THAT, EACH PARTY’S MAXIMUM AGGREGATE LIABILITY FOR INDEMNIFICATION OBLIGATIONS (SECTION 7) AND BREACH OF CONFIDENTIALITY (SECTION 9) HEREUNDER SHALL NOT EXCEED AN AMOUNT EQUAL TO TWO (2) TIMES THE TOTAL AMOUNT PAID BY COMPANY TO DOUBLECLICK UNDER THE RELEVANT ATTACHMENT DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE FIRST DATE ON WHICH THE LIABILITY AROSE.

9. Confidentiality. The terms of this Agreement and each Attachment and all information and data that one party (the “Receiving Party”) has received or will receive from the other party (the “Disclosing Party”) about the Service, DoubleClick’s proprietary DART and DARTMail systems and other matters are proprietary and confidential information (“Confidential Information”), including without limitation any information that is marked as “confidential” or should be reasonably understood to be confidential or proprietary to the Disclosing Party and any reference manuals compiled or provided hereunder. The Receiving Party agrees that during the Term of this Agreement and for two (2) years thereafter, the Receiving Party will not disclose any Confidential Information to any third party, nor use any Confidential Information for any purpose not permitted under this Agreement or an Attachment. The nondisclosure obligations set forth in this Section shall not apply to information that the Receiving Party can document is generally available to the public (other than through breach of this Agreement) or was already lawfully in the Receiving Party’s possession at the time of receipt of the information from the Disclosing Party.

10. Independent Contractor Status/Sub-contractors. Each party shall be and act hereunder as an independent contractor and not as partner, joint venturer or agent of the other. Company shall remain fully liable for the acts or omissions of any sub-contractor, consultant, third-party service provider and/or agent engaged by Company in

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement

connection with Company’s use of the Services. DoubleClick has the right to use sub-contractors for performance of the Services, provided that each sub-contractor is bound to terms and conditions that are consistent with the requirements of this Agreement and the applicable Attachment with respect to the work the sub-contractor performs. DoubleClick is responsible for ensuring that the performance of its sub-contractors meets the requirements of this Agreement and applicable Attachments.

11. Modifications and Waivers. Each Attachment, which includes the terms and conditions of this Agreement by reference, represents the entire understanding between DoubleClick and Company and, excluding any Pre-Existing Agreements, supersedes all prior agreements relating to the subject matter of such Attachment. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement or an Attachment shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any other right, power or remedy. Unless otherwise specified, any amendment, supplement or modification of or to any provision of this Agreement or an Attachment, any waiver of any provision of this Agreement or an Attachment and any consent to any departure by the parties from the terms of this Agreement or an Attachment, shall be effective only if it is made or given in writing and signed by both parties.

12. Assignment. This Agreement, all Attachments, and all rights granted hereunder and thereunder are not transferable or assignable without the prior written consent of the non-assigning party; provided, however, that this Agreement together with all Attachments may be assigned by either party without the other party’s written consent, and individual Attachments (which incorporate the terms of this Agreement by reference) may be assigned by DoubleClick without Company’s consent, (a) to a person or entity who acquires, by sale, merger or otherwise, all or substantially all of such party’s assets, stock or business, (b) to a person or entity who acquires, by sale, merger or otherwise, all or substantially all of the assets or business of the DoubleClick business unit that provides the services pursuant to an individual Attachment and (c) to an affiliate of the assigning party. Notwithstanding the foregoing, in no event may either party assign this Agreement to a direct competitor of the other party without the other party’s prior written consent, which consent shall not be unreasonably withheld. In the case of an assignment of an individual Attachment by DoubleClick (which assignment shall include the terms and conditions of this Agreement by reference), this Agreement and all other Attachments (each which incorporate the terms of this Agreement by reference) in effect at the time of such assignment shall remain in full force and effect. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

13. Applicable Law and Conflicts. This Agreement and each Attachment shall be governed by the laws of New York, without reference to its conflict of laws rules or principles. The jurisdiction and venue for all disputes hereunder shall be the state and federal courts in the City and State of New York. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of any Attachment, the terms and conditions of the Attachment shall govern.

14. Publicity. The parties will work together in a fair, positive and accurate manner to issue publicity and general marketing communications concerning their relationship, Company’s use of DoubleClick’s Services, and other mutually agreed-upon matters. Neither party will issue any publicity or general marketing communications concerning this relationship without the prior written consent of the other party; provided, however, that DoubleClick shall have the right to use Company’s name and logos in general marketing materials related to the Services.

15. Privacy. Company and DoubleClick acknowledge that adherence to fair information collection practices is of utmost importance. During the term of this Agreement, Company agrees that the Web Site(s) will feature an easy to understand privacy policy, that shall be linked, at a minimum, conspicuously from the Web Site’s home page (it being understood that the indirect link from the home page to the “Policies” page to the “Privacy Policy” page in effect as of the Master Effective Date shall be deemed sufficient unless and until applicable law requires a direct link to the “Privacy Policy” page) , with a link that contains the word “Privacy,” that, (i) in addition to the disclosures about Company’s privacy practices, identifies the collection and use of information gathered in connection with the DoubleClick Services being used by Company and the reporting activities related thereto and (ii) offers the user an opportunity to opt out from certain collection and use by DoubleClick via a live hyperlink to a DoubleClick

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement

designated site (such link to be provided by DoubleClick). . Other Service-specific privacy requirements and/or suggested disclosure are set forth in the applicable Attachment for such Service. DoubleClick reserves the right to change its suggested disclosure language, including requiring certain disclosures as mandated by law (including industry self-regulation or practice), upon written notice to Company, and Company agrees to cooperate to post such revised disclosure within five (5) business days following receipt of such notice, or otherwise post within ten (10) business days following receipt of such notice such other disclosure as may be mutually agreeable to the parties. DoubleClick shall have the right to terminate this Agreement upon ten (10) days prior written notice to Company if Company breaches this Section 15 and fails to remedy such breach within said ten (10) day period.

16. General. Any provision of this Agreement or an Attachment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the minimum extent necessary without invalidating the remaining provisions of this Agreement or such Attachment or affecting the validity or enforceability of such provisions in any other jurisdiction. No failure or omission by either party in the performance of any obligation under this Agreement or an Attachment shall be deemed a breach of this Agreement or such Attachment nor create any liability if the same shall arise from any cause or causes beyond the reasonable control of such party, including but not limited to the following: acts of God, acts or omissions of any government or any officer, department, agency or instrument thereof; fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, failure of telecommunications services, public utilities or an Internet brown out, insurrection, riot, invasion, strikes, or lockouts. All notices, demands and other communications provided for or permitted under this Agreement or an Attachment shall be made in writing to the parties at the addresses on the Cover Page and shall be sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery and shall be deemed received upon delivery.

Company and DoubleClick hereby confirm their mutual agreement to these arrangements as of the Effective Date.

DOUBLECLICK INC.	COMPANY:

Signature:/s/	Signature:/s/

Printed Name:Douglas Knopper	Printed Name:Scott Bauer

Title:SVP & General Manager Advertiser/Publisher Solutions	Title:VP & Corporate Controller

(Date of Signature) February 27, 2004	(Date of Signature) February 27, 2004

v.6-1-03

DOUBLECLICK®, DART®, DARTMAIL®, SITEADVANCE™ AND BOOMERANG® are trademarks of
DoubleClick Inc. ©2000-2003 DoubleClick Inc. All rights reserved.

Master Agreement